                                                                    EXHIBIT 4.16

                                                        Conformed Execution Copy

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                            CALLON PETROLEUM COMPANY

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                   AS TRUSTEE

                           9.75% Senior Notes due 2010

                                 Series A and B

                                    INDENTURE

                           Dated as of March 15, 2004

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

                                TABLE OF CONTENTS

                                                                                                                   Page
ARTICLE I. Definitions and Incorporation by Reference............................................................    1
   Section 1.1       Definitions.................................................................................    1
   Section 1.2       Other Definitions...........................................................................   29
   Section 1.3       Incorporation by Reference of Trust Indenture Act...........................................   30
   Section 1.4       Rules of Construction.......................................................................   31
ARTICLE II. The Securities.......................................................................................   31
   Section 2.1       Form, Dating and Terms......................................................................   31
   Section 2.2       Execution and Authentication................................................................   38
   Section 2.3       Registrar and Paying Agent..................................................................   39
   Section 2.4       Paying Agent To Hold Money in Trust.........................................................   40
   Section 2.5       Securityholder Lists........................................................................   40
   Section 2.6       Transfer and Exchange.......................................................................   40
   Section 2.7       Form of Certificate to be Delivered in Connection with Transfers to Institutional
                       Accredited Investors......................................................................   43
   Section 2.8       Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S...   46
   Section 2.9       Mutilated, Destroyed, Lost or Stolen Securities.............................................   47
   Section 2.10      Outstanding Securities......................................................................   47
   Section 2.11      Temporary Securities........................................................................   48
   Section 2.12      Cancellation................................................................................   48
   Section 2.13      Payment of Interest; Defaulted Interest.....................................................   49
   Section 2.14      Computation of Interest.....................................................................   50
   Section 2.15      CUSIP Numbers...............................................................................   50
ARTICLE III. Covenants...........................................................................................   50
   Section 3.1       Reporting Requirements......................................................................   50
   Section 3.2       Maintenance of Properties...................................................................   50
   Section 3.3       Environmental Matters.......................................................................   51
   Section 3.4       ERISA Compliance............................................................................   51
   Section 3.5       Restricted Subsidiaries.....................................................................   51
   Section 3.6       Debt Incurrence.............................................................................   51
   Section 3.7       Liens.......................................................................................   52
   Section 3.8       Restricted Investments; Restrictive Agreements..............................................   52
   Section 3.9       Sales and Leasebacks........................................................................   58
   Section 3.10      Nature of Business..........................................................................   58
   Section 3.11      Limitation on Leases........................................................................   58
   Section 3.12      ERISA Compliance............................................................................   58
   Section 3.13      Sale or Discount of Receivables.............................................................   60
   Section 3.14      Sale of Property............................................................................   60
   Section 3.15      Change in Control...........................................................................   62
   Section 3.16      Environmental Matters.......................................................................   63
   Section 3.17      Transactions with Affiliates................................................................   63
   Section 3.18      Subordinated Debt...........................................................................   63

   Section 3.19      Issuance and Sale of Capital Stock..........................................................   63
   Section 3.20      Modification of Agreements..................................................................   64
   Section 3.21      Guarantees..................................................................................   64
   Section 3.22      Limitation on Additional Debt...............................................................   64
   Section 3.23      Permitted Medusa Transactions...............................................................   64
   Section 3.24      Maintenance of Office or Agency.............................................................   64
   Section 3.25      Payment of Securities.......................................................................   65
   Section 3.26      Compliance Certificate......................................................................   65
ARTICLE IV. Successor Company....................................................................................   65
   Section 4.1       Consolidation and Merger....................................................................   65
ARTICLE V. Redemption of Securities..............................................................................   66
   Section 5.1       Optional Redemption.........................................................................   66
   Section 5.2       Applicability of Article....................................................................   66
   Section 5.3       Election to Redeem; Notice to Trustee.......................................................   66
   Section 5.4       Selection by Trustee of Securities to Be Redeemed...........................................   66
   Section 5.5       Notice of Redemption........................................................................   67
   Section 5.6       Deposit of Redemption Price.................................................................   68
   Section 5.7       Securities Payable on Redemption Date.......................................................   68
   Section 5.8       Securities Redeemed in Part.................................................................   68
ARTICLE VI. Events, Default and Remedies.........................................................................   68
   Section 6.1       Events of Default...........................................................................   68
   Section 6.2       Acceleration................................................................................   70
   Section 6.3       Other Remedies..............................................................................   71
   Section 6.4       Waiver of Past Defaults.....................................................................   71
   Section 6.5       Control by Majority.........................................................................   71
   Section 6.6       Limitation on Suits.........................................................................   71
   Section 6.7       Rights of Holders to Receive Payment........................................................   72
   Section 6.8       Collection Suit by Trustee..................................................................   72
   Section 6.9       Trustee May File Proofs of Claim............................................................   72
   Section 6.10      Priorities..................................................................................   73
   Section 6.11      Undertaking for Costs.......................................................................   73
ARTICLE VII. Trustee.............................................................................................   73
   Section 7.1       Duties of Trustee...........................................................................   73
   Section 7.2       Rights of Trustee...........................................................................   75
   Section 7.3       Individual Rights of Trustee................................................................   75
   Section 7.4       Trustee's Disclaimer........................................................................   75
   Section 7.5       Notice of Defaults..........................................................................   76
   Section 7.6       Reports by Trustee to Holders...............................................................   76
   Section 7.7       Compensation and Indemnity..................................................................   76
   Section 7.8       Replacement of Trustee......................................................................   77
   Section 7.9       Successor Trustee by Merger.................................................................   78
   Section 7.10      Eligibility; Disqualification...............................................................   78
   Section 7.11      Preferential Collection of Claims Against Company...........................................   78
   Section 7.12      Trustee's Application for Instruction from the Company......................................   78
ARTICLE VIII. Discharge of Indenture; Defeasance.................................................................   78
   Section 8.1       Discharge of Liability on Securities; Defeasance............................................   78

   Section 8.2       Conditions to Defeasance....................................................................   80
   Section 8.3       Application of Trust Money..................................................................   81
   Section 8.4       Repayment to Company........................................................................   81
   Section 8.5       Indemnity for U.S. Government Obligations...................................................   81
   Section 8.6       Reinstatement...............................................................................   81
ARTICLE IX. Amendments...........................................................................................   82
   Section 9.1       Without Consent of Holders..................................................................   82
   Section 9.2       With Consent of Holders.....................................................................   82
   Section 9.3       Compliance with Trust Indenture Act.........................................................   83
   Section 9.4       Revocation and Effect of Consents and Waivers...............................................   83
   Section 9.5       Notation on or Exchange of Securities.......................................................   84
   Section 9.6       Trustee To Sign Amendments..................................................................   84
ARTICLE X. Subsidiary Guarantee..................................................................................   84
   Section 10.1      Subsidiary Guarantee........................................................................   84
   Section 10.2      Limitation on Liability; Termination, Release and Discharge.................................   86
   Section 10.3      Right of Contribution.......................................................................   86
   Section 10.4      No Subrogation..............................................................................   87
ARTICLE XI. Miscellaneous........................................................................................   87
   Section 11.1      Trust Indenture Act Controls................................................................   87
   Section 11.2      Notices.....................................................................................   87
   Section 11.3      Communication by Holders with other Holders.................................................   88
   Section 11.4      Certificate and Opinion as to Conditions Precedent..........................................   88
   Section 11.5      Statements Required in Certificate or Opinion...............................................   88
   Section 11.6      When Securities Disregarded.................................................................   89
   Section 11.7      Rules by Trustee, Paying Agent and Registrar................................................   89
   Section 11.8      Legal Holidays..............................................................................   89
   Section 11.9      Governing Law...............................................................................   89
   Section 11.10     No Recourse Against Others..................................................................   89
   Section 11.11     Successors..................................................................................   90
   Section 11.12     Multiple Originals..........................................................................   90
   Section 11.13     Variable Provisions.........................................................................   90
   Section 11.14     Qualification of Indenture..................................................................   90
   Section 11.15     Table of Contents; Headings.................................................................   90

EXHIBIT A         Form of the Initial Security
EXHIBIT B         Form of the Exchange Security
EXHIBIT C         Form of Subsidiary Guarantee

                              CROSS-REFERENCE TABLE

TIA                                                                                                      Indenture
Section                                                                                                  Section
310(a)(1)                      ...................................................................       7.10
(a)(2)                         ...................................................................       7.10
(a)(3)                         ...................................................................       N.A.
(a)(4)                         ...................................................................       N.A.
(b)                            ...................................................................       7.8; 7.10
(c)                            ...................................................................       N.A.
311(a)                         ...................................................................       7.11
(b)                            ...................................................................       7.11
(c)                            ...................................................................       N.A.
312(a)                         ...................................................................       2.5
(b)                            ...................................................................       11.3
(c)                            ...................................................................       11.3
313(a)                         ...................................................................       7.6
(b)(1)                         ...................................................................       N.A.
(b)(2)                         ...................................................................       7.6
(c)                            ...................................................................       7.6
(d)                            ...................................................................       7.6
314(a)                         ...................................................................       3.1; 3.26; 11.2
(b)                            ...................................................................       N.A.
(c)(1)                         ...................................................................       11.4
(c)(2)                         ...................................................................       11.4
(c)(3)                         ...................................................................       N.A.
(d)                            ...................................................................       N.A.
(e)                            ...................................................................       11.5
315(a)                         ...................................................................       7.1
(b)                            ...................................................................       7.5; 11.2
(c)                            ...................................................................       7.1
(d)                            ...................................................................       7.1
(e)                            ...................................................................       6.11
316(a)(last sentence)          ...................................................................       13.6
(a)(1)(A)                      ...................................................................       6.5
(a)(1)(B)                      ...................................................................       6.4
(a)(2)                         ...................................................................       N.A.
(b)                            ...................................................................       6.7
317(a)(1)                      ...................................................................       6.8
(a)(2)                         ...................................................................       6.9
(b)                            ...................................................................       2.4
318(a)                         ...................................................................       11.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of March 15, 2004, among CALLON PETROLEUM COMPANY, a Delaware corporation (the "COMPANY"), THE SUBSIDIARY GUARANTORS (as defined herein) and American Stock Transfer & Trust Company (the "TRUSTEE") as Trustee.

         The Company has duly authorized the creation of a series of its debt securities denominated as its 9.75% Senior Notes due 2010, Series A (the "ORIGINAL SECURITIES" or "INITIAL SECURITIES") and a second series of such debt securities denominated as its 9.75% Senior Notes due 2010, Series B (the "EXCHANGE SECURITIES" and, together with the Original Securities, the "SECURITIES"), of substantially the tenor and principal amounts hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         The Initial Securities are to be originally issued in an aggregate principal amount of $200,000,000 on the date hereof pursuant to the Exchange Agreement between the Company and the lenders party to the 2003 Credit Facility; and Exchange Securities may also be originally issued from time to time hereafter, but only in exchange for Initial Securities then outstanding pursuant to the Exchange and Registration Rights Agreement or a similar agreement.

         The Company shall cause each of its Restricted Subsidiaries (as defined herein), prior to, or contemporaneously with, such Restricted Subsidiary's incurrence of certain obligations as set forth in this Indenture, to execute and deliver a supplement hereto pursuant to which such Restricted Subsidiary shall agree to be bound by the terms of this Indenture, as if it were an original party hereto, and to guarantee the Company's obligations under this Indenture and the Securities, thereby becoming a Subsidiary Guarantor for purposes of this Indenture.

         All things necessary have been done on the part of the Company to make the Securities, when issued and executed by the Company and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Company, in accordance with their respective terms.

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1 DEFINITIONS.

         "2003 CREDIT FACILITY" shall mean the Amended and Restated Senior Unsecured Credit Agreement, dated December 23, 2003, among the Company as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" shall mean (without duplication), as of the date of determination, the remainder of:

                  (a)      the sum of:

                           (1) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines but
                  (x) using average prices received by the Company and its Restricted Subsidiaries during the preceding year (or for purposes of Section 3.6(b), the NYMEX Strip Price on the date of such calculation) and (y) before any state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, and any other Oil and Gas Property in which the Company or any Restricted Subsidiary maintains an interest in oil and gas reserves, as increased by, as of the date of determination, the estimated discounted future net revenues from

                           (A) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' share of Oil and Gas Properties acquired since such year end (including for purposes of any calculation made pursuant to Section 3.6(b) any Oil and Gas Properties to be acquired in connection with such incurrence of Debt), which reserves were not reflected in such year end reserve report, and

                           (B) estimated oil and gas reserves of the Company, its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' share of Oil and Gas Properties attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or production activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of
                                    determination, the estimated discounted
                                    future net revenues from:

                           (C) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' share of Oil and Gas Properties produced or disposed of since such year end, and

                           (D) estimated oil and gas reserves of the Company, its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' share of Oil and Gas Properties attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), in each case as estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

                           (2) the capitalized costs that are attributable to Oil and Gas Properties of the Company, its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' share of Oil and Gas Properties to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements;

                           (3) the consolidated net working capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

                           (4)      the greater of:

                                    (A)      the net book value of other
                           tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, and

                                    (B)      the appraised value, as estimated
                           by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements; minus

                  (b)      the sum of:

                           (1)      minority interests;

                           (2) to the extent included in (a)(1) above, any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

                           (3) to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's most recent year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

                           (4)      the discounted future net revenues,
                  calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

         "AFFILIATE" of any Person shall mean (i) any Person, directly or indirectly, controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such immediate family member or trust. For purposes of this definition, any Person which owns, directly or indirectly, 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "ASSET DISPOSITION" shall mean any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of capital stock of a Subsidiary (other than directors' qualifying shares), or other Property (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

                  (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

                  (b) the sale of Cash Equivalents in the ordinary course of business;

                  (c) a disposition of Hydrocarbons in the ordinary course of business;

                  (d) a disposition or abandonment of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

                  (e)      transactions permitted under Section 4.1;

                  (f) an issuance of capital stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;

                  (g) for purposes of this definition only, the making of a Permitted Investment or a disposition subject to Section 3.8;

                  (h) dispositions of assets of the Company designated by the Company as not constituting an Asset Disposition with an aggregate fair market value since the Issue Date of less than $5,000,000;

                  (i) dispositions in connections with Liens permitted under Section 3.7;

                  (j) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

                  (k)      foreclosure on assets;

                  (l) sale, transfer or abandonment (whether or not in the ordinary course of business) of Oil and Gas Properties or direct or indirect interests in Property; provided that at the time of such sale or transfer such Properties do not have associated with them any material proved reserves;

                  (m) the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;

                  (n) the trade or exchange by the Company or any Restricted Subsidiary of any Oil and Gas Properties owned or held by the Company or such Restricted Subsidiary for Oil and Gas Properties owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any such cash or Cash Equivalents received by the Company or such Restricted Subsidiary will be subject to the provisions described in
         Section 3.14, which the Board of Directors of the Company determines in good faith by resolution to be of approximately equivalent value.

         "BOARD OF DIRECTORs" shall mean, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "BOARD RESOLUTION" shall mean, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" shall mean a day other than a day on which commercial banks are authorized or required to close in Texas or New York.

         "CASH EQUIVALENTS" shall mean:

                  (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality of the United States of America (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

                  (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, of the United States of America (provided that the full faith and credit of the

         United States is pledged in support thereof) having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

                  (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500,000,000;

                  (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above;

                  (e) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

                  (f) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (a) through (e) above.

         "CHANGE IN CONTROL" shall mean (a) the acquisition by any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats on the Board of Directors of the Company by Persons who were neither (i) nominated by the Board of Directors of the Company nor (ii) appointed by the Board of Directors so nominated.

         "CLOSING DATE" with respect to any Initial Securities, shall mean the date on which such Initial Securities are originally issued.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

         "COMPANY" shall mean Callon Petroleum Company or a successor.

         "CONSOLIDATED NET INCOME" shall mean with respect to the Company and its Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its Restricted Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from the calculation of net income (to the extent otherwise included in the calculation) the following (i) the net income of any Person in which the Company or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Restricted Subsidiaries in accordance with
GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Company or to a Restricted Subsidiary, as the case may be; (ii) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Restricted Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business;
(iv) the cumulative effect of a change in accounting principles; and (v) any gains or losses attributable to write-up or write downs of assets

         "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Company (whether or not existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.

         "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property (except trade payables), which payment is due more than six months after the date of placing such Property in service; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person to make payments over the term of such lease based on the purchase price or appraised value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock prior to the maturity of the Securities; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements; provided that Debt shall not include (y) any debt arising in connection with the Permitted Medusa Transaction, or (z) any asset retirement obligations arising under Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations.

         "DEBT COVERAGE RATIO" shall mean as of any date of determination, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of Debt to (y) EBITDA for such four calendar quarters; provided, however, that:

                  (a) for purposes of clause (x) of the introductory paragraph of this definition, Debt shall only include the obligations listed in clauses (a) through (e), (g), and (i) through (k) of the definition of Debt in this Section 1.1;

                  (b)      if the Company or any Restricted Subsidiary:

                           (1) has incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Debt Coverage Ratio is an incurrence of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt has been incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving credit facility existing on the date of such calculation will be computed based on the average daily balance of such Debt during such period; provided that, for purposes of Section 3.6, the average daily balance deemed outstanding during such period under a revolving credit facility being repaid in whole or in part with the proceeds of such Debt shall be the lesser of (i) the actual average daily balance of such revolving indebtedness outstanding during such period and (ii) the amount of such revolving indebtedness outstanding immediately before the application of the proceeds of such Debt to repay such revolving indebtedness) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period; or

                           (2) has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Debt Coverage Ratio involves a discharge of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

                  (c) if since the beginning of such period the Company or any Restricted Subsidiary will have sold or otherwise disposed of any material Property or other asset or if the transaction giving rise to the need to calculate the Debt Coverage Ratio is such a sale or disposition:

                           (1) the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such sale or disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; and

                           (2) Interest Expense for such period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such sale or disposition for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

                  (d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of material Properties or other assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

                  (e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have sold or otherwise disposed of any material property or other asset or any investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto as if such asset disposition or investment or acquisition of assets occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated in good faith by the Company). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination has been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Debt if such interest rate agreement has a remaining term in excess of 12 months).

         For the purposes of this definition an imputed interest rate for any outstanding or proposed production payment, project financing and other non-recourse debt will be included in the calculation of Interest Expense and the corresponding EBITDA, if any and to the extent lowered, will be grossed up, in a corresponding manner.

         "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would be, an Event of Default.

         "DEFERRED COMPENSATION PLAN" shall mean the Company's Deferred Compensation Plan dated as of December 1, 1996 and the letter to employees dated December 13, 1996 relating thereto.

         "DEFINITIVE SECURITIES" shall mean certificated Securities.

         "DISQUALIFIED STOCK" shall mean, with respect to any Person, any capital stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (b) is convertible or exchangeable for Debt or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

                  (c) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to the date that is ninety-one (91) days after the date
(i) on which the Securities mature or (ii) on which there are no Securities outstanding, provided that only the portion of capital stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such capital stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such capital stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such capital stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Section 3.15 and Section 3.8 and such repurchase or redemption complies with Section 3.14.

         "DOLLAR" and "$" shall mean lawful money of the United States of America.

         "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "DTC" shall mean The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

         "DUKE CREDIT FACILITY" shall mean that certain credit facility pursuant to the Credit Agreement dated June 29, 2001, by and among the Company, Duke Capital Partners, LLC, as Administrative Agent, and the lenders signatory thereto, as amended from time to time.

         "EBITDA" shall mean, for the period of the most recent four consecutive calendar quarters ending prior to the date of determination for which financial statements are available, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: Interest Expense, taxes, depreciation, depletion, amortization and non cash compensation expense for purposes of this definition (when used in the calculation of the Interest Coverage Ratio and the Debt Coverage Ratio) EBITDA, if any and to the extent lowered, relating to any production payment, project financing and other non-recourse debt and in which an imputed interest rate has been calculated and used in the definition of Interest Expense, will be grossed up by a corresponding amount.

         "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Company or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Company or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "EQUIPMENT FINANCING SUBSIDIARY" shall mean a Subsidiary of the Company formed for the sole purpose of owning equipment purchased in a Permitted Equipment Financing and related assets and that has no substantial operations and conducts no substantial activities other than those related to the ownership of such equipment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated the Issue Date among the Company and the Holders who acquired Initial Securities in the Initial Exchange Offer.

         "EXCHANGE SECURITIES" shall have the meaning ascribed to it in the recitals to this Indenture.

         "EXCHANGED PROPERTIES" shall mean Properties used or useful in the oil and gas business and received by the Company or a Consolidated Subsidiary in exchange for other Properties owned by it, whether directly or indirectly through the acquisition of the capital stock of a Person holding such Properties so that such Person becomes a Wholly-Owned and Consolidated Subsidiary of the Company, in trade or as a portion of the total consideration for such other Properties.

         "EXISTING SUBORDINATED DEBT" shall mean the 11% Senior Subordinated Notes due 2005 issued by the Company pursuant to that certain Supplemental Indenture, dated as of October 26, 2000, to the Indenture dated October 26, 2000 between the Company and American Stock Transfer and Trust Company.

         "FISCAL YEAR" shall mean the fiscal year of the Company ending on December 31 of each year.

         "FOREIGN SUBSIDIARY" shall mean any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

         "GAAP" shall mean generally accepted accounting principles in the United States of America (i) as in effect on the date hereof with regard to Sections 3.6 and 3.8 and (ii) otherwise as in effect from time to time.

         "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls of any governmental authority.

         "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "HOLDER" or "SECURITYHOLDER" shall mean the Person in whose name a Security is registered in the Note Register.

         "HYDROCARBON INTERESTS" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "HYDROCARBONS" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "INDENTURE" shall mean this Indenture as amended or supplemented from time to time.

         "INITIAL EXCHANGE OFFER" shall mean the offer by the Company to exchange the Initial Securities in repayment of indebtedness owed under the 2003 Credit Facility.

         "INITIAL SECURITIES" shall have the meaning ascribed to it in the recitals to this Indenture.

         "INTEREST COVERAGE RATIO" shall mean as of any date of determination, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Interest Expense for such four fiscal quarters, provided, however, that:

         (a)      if the Company or any Restricted Subsidiary:

                  (1) has incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is an incurrence of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving credit facility existing on the date of such calculation will be computed based on the average daily balance of such Debt during such period; provided that, for purposes of Section 3.6, the average daily balance deemed outstanding during such period under a revolving credit facility being repaid in whole or in part with the proceeds of such Debt shall be the lesser of (i) the actual average daily balance of such revolving indebtedness outstanding during such period and (ii) the amount of such revolving indebtedness outstanding immediately before the application of the proceeds of such Debt to repay such revolving indebtedness) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period; or

                  (2) has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Interest Coverage Ratio involves a discharge of Debt (in each case other than Debt incurred under any revolving credit facility unless such Debt has been permanently repaid and the related commitment terminated provided that for purposes of
         Section 3.6, this parenthetical clause shall not apply), EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

         (b) if since the beginning of such period the Company or any Restricted Subsidiary will have sold or otherwise disposed of any material Property or other asset or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is such a sale or disposition:

                  (1) the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such sale or disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; and

                  (2) Interest Expense for such period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such sale or disposition for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

         (c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of material Properties or other assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

         (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have sold or otherwise disposed of any material property or other asset or any investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto as if such asset disposition or investment or acquisition of assets occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated in good faith by the Company). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Debt if such interest rate agreement has a remaining term in excess of 12 months).

         For the purposes of this definition an imputed interest rate for any outstanding or proposed production payment, project financing and other non-recourse debt will be included in the calculation of Interest Expense and the corresponding EBITDA, if any and to the extent lowered, will be grossed up, in a corresponding manner.

         "INTEREST EXPENSE" shall mean, for the period of the most recent four consecutive calendar quarters ending prior to the date of determination for which financial statements are available, the total cash interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP plus, to the extent not included in such interest expense (without duplication):

                  (a) interest expense attributable to capitalized lease obligations and the interest portion of rent expense associated with Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations to the extent not accrued in a prior period;

                  (b) imputed interest expense attributable to any production payment, project financing by vendors and other non-recourse debt, but not including any amounts arising out of the Permitted Medusa Transaction;

                  (c) interest actually paid by the Company or any Restricted Subsidiary under any guarantee of Debt or other obligation of any other Person;

                  (d) net costs associated with Hedging Agreements for the purpose of ameliorating interest rate fluctuation risk or any kind of interest rate agreement (excluding amortization of fees);

                  (e) the consolidated cash interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and

                  (f) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or its Restricted Subsidiaries) in connection with Debt incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Debt is not guaranteed or paid by the Company or any Restricted Subsidiary.

For purposes of the foregoing, total Interest Expense will be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to interest rate agreements; provided, however, that Interest Expense shall not include (a) to the extent included in total Interest Expense, amortization or write-off of deferred financing costs or discount accretion of such Person or (b) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Debt.

         "INVESTMENT" shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any Debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition of capital stock, Debt or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

         (a) Hedging Agreements entered into in the ordinary course of business and in compliance with this Indenture;

         (b) endorsements of negotiable instruments and documents in the ordinary course of business; and

         (c) an acquisition of assets, capital stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists exclusively of common equity securities of the Company.

         For purposes of this definition,

                  (i) "Investment" shall mean the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

                  (ii) any Property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.

         "ISSUE DATE" shall mean the date on which the Original Securities are originally issued.

         "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall also mean reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Indenture, the Company or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company and its Subsidiaries taken as a whole to carry out their business or meet their obligations under the Indenture on a timely basis.

         "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "NET AVAILABLE CASH" from an Asset Disposition shall mean cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to the Properties that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

                  (a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

                  (b) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

                  (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Consolidated Subsidiary after such Asset Disposition.

         "NET CASH PROCEEDS," with respect to any issuance or sale of capital stock, shall mean the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

         "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

         "NYMEX STRIP PRICE" shall mean the average closing price of contracts for future delivery for the next occurring 24 months as of the close of trading on the New York Mercantile Exchange ("NYMEX") on the date of any calculation. For crude oil, the reference contract will be light sweet crude oil, the NYMEX symbol for which is currently "CL." For natural gas, the reference contract will be natural gas delivered at the Henry Hub in Louisiana, the NYMEX symbol for which is currently "NG." To the extent that reference prices are not available for the entire 24 month period, prices will be determined on the average of the contracts which are available during such 24 month period.

         "OFFICER" shall mean the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "OFFICERS' CERTIFICATE" shall mean a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

         "OIL AND GAS PROPERTIES" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated, Oil and Gas Properties shall mean such Property of the Company and its Restricted Subsidiaries.

         "OPINION OF COUNSEL" shall mean a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "ORIGINAL SECURITIES" shall have the meaning set forth in the recitals to this Indenture.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions.

         "PERMITTED BUSINESS INVESTMENT" shall mean any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Related Business including investments or expenditures for exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Related Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

         "PERMITTED EQUIPMENT FINANCING" shall mean any Debt incurred by the Company or any Subsidiary to finance or refinance the acquisition, after the Closing Date, from a third party that is not an Affiliate of the Company of any equipment and related assets to be used in a Related Business; provided that (i) the aggregate amount of all such Debt shall not exceed 50% of the cumulative amount of capital expenditures made by the Company and its Restricted Subsidiaries after December 8, 2003 for capital equipment to be used in a Related Business, together with any taxes, duties, installation costs or similar costs related thereto, and (ii) such Debt shall be non-recourse to the Company and each Subsidiary of the Company other than an Equipment Financing Subsidiary related to such acquired equipment.

         "PERMITTED INDEBTEDNESS" shall mean:

         (a) the Securities or any guaranty of or suretyship arrangement for the Securities;

         (b) Debt (other than that associated with the Senior Secured Credit Facility and the Duke Credit Facility) of the Company existing on December 23, 2003;

         (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than ninety (90) days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

         (d) Debt under capital leases (as required to be reported on the financial statements of the Company pursuant to GAAP) in addition to any obligations that are Debt as permitted under Section 3.11;

         (e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

         (f) Hedging Agreements covering (a) oil and gas production of proved developed producing Oil and Gas Properties of the Company or any Consolidated Subsidiary; provided, however, that such Hedging Agreements related to oil or gas production shall not, either individually or in the aggregate, cover more than 80% of estimated production on the date such hedges are entered into of oil or gas of the Company and the Consolidated Subsidiaries for each individual period covered by the Hedging Agreements, (b) fluctuations in interest rates for notional principal amounts not to exceed at any time outstanding 80% of the Debt for borrowed money of the Company and its Consolidated Subsidiaries, and (c) foreign exchange risk;

         (g) Debt arising out of the Deferred Compensation Plan to the extent such Debt can be satisfied out of the investments held by such plan and the proceeds thereof;

         (h) Debt arising under the Senior Secured Credit Facility in a total principal amount outstanding not greater than $125,000,000;

         (i) Debt arising under the Duke Credit Facility in a total principal amount outstanding not greater than $10,000,000;

         (j) Debt of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary is acquired by the Company (other than Debt incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (ii) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Debt pursuant to Section 3.6(a) after giving effect to the incurrence of such Debt pursuant to this clause (j);

         (k) Debt incurred in respect of workers' compensation claims, self-insurance obligations, performance, bid, surety and similar bonds, letters of credit and guarantees supporting such performance, bid, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

         (l) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or capital stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Debt other than Debt related to environmental liabilities to governmental agencies shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

         (m) Debt arising from the honoring by a bank or other financial institution of a check, draft of similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five (5) Business Days of incurrence;

         (n) obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

         (o) non-recourse debt not to exceed $10,000,000 in the aggregate at any one time outstanding;

         (p)      Permitted Equipment Financing;

         (q)      in addition to the items referred to in clauses (a) through
(p) above, Debt of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other indebtedness incurred pursuant to this clause (q) and then outstanding, will not exceed $10,000,000; and

         (r) renewals or extensions of any Debt referred to in clauses (a) through (f) above.

         "PERMITTED INVESTMENT" shall mean an Investment by the Company or any Restricted Subsidiary in:

         (a) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

         (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

         (c)      cash and Cash Equivalents;

         (d) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

         (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

         (g) stock, obligations or securities received in settlement of Debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

         (h) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.14;

         (i)      Investments in existence on December 23, 2003;

         (j) Hedging Agreements, which transactions or obligations are incurred in compliance with this Indenture;

         (k) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (k), in an aggregate amount at the time of such Investment not to exceed $10,000,000 outstanding at any one time;

         (l)      guarantees of Debt incurred in compliance with Section 3.6;

         (m) Investments representing deferred compensation of employees and earnings thereon under the Company's KEYSOP plan;

         (n)      any Investment arising out of the Permitted Medusa
Transaction; and

         (o)      Permitted Business Investments.

         "PERMITTED LIEN" shall mean, with respect to any Person:

         (a) Liens securing the obligations of the Company under the Senior Secured Credit Facility, any other Senior Secured Debt permitted under Section 3.6(b) or the Duke Credit Facility and related Hedging Agreements and Liens on assets of Restricted Subsidiaries securing Debt and other obligations of the Company or such Restricted Subsidiaries under the Senior Secured Credit Facility and the Duke Credit Facility;

         (b) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

         (c) Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and operator's Liens, (including Liens arising pursuant to Article 9.319 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others) in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

         (d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

         (e) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Debt;

         (f) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, pipelines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

         (g) Liens securing Hedging Agreements so long as the related Debt is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

         (h) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

         (j) Liens for the purpose of securing the payment of all or a part of the purchase price of, or capitalized lease obligations with respect to, assets or property acquired or constructed in the ordinary course of business provided that:

                  (1) the aggregate principal amount of Debt secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

                  (2)      such Liens are created within one hundred eighty
         (180) days of construction or acquisition of such Property and do not encumber any other Property of the Company or any Restricted Subsidiary other than such Property affixed or appurtenant thereto;

         (k) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

                  (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

                  (2) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

         (l) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

         (m)      Liens existing on December 8, 2003;

         (n) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

         (o) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

         (p) Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

         (q) Liens securing the Securities and the Subsidiary Guarantees or the Obligations under this Indenture;

         (r) Liens securing refinancing indebtedness incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same Property (plus improvements, future interests and additional acquired interests in the Property apportionment thereto, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of Property that is the security for a Permitted Lien hereunder;

         (s) Liens upon specific Properties of the Company or any of its Subsidiaries securing Debt incurred in the ordinary course of business to provide all or part of the funds for the exploration, drilling, production or development of those Properties;

         (t) Liens in respect of Volumetric Production Payments, Dollar Denominated Production Payments and other similar reserve sales;

         (u) farm-out, farm-in, seismic, carried working interests, areas of mutual interests, joint operating, joint exploration, unitization, gas balancing, royalty, overriding royalty, bonus, rental, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties and related facilities (production and transportation) entered into in the ordinary course of business.

         (v) Liens on the capital stock or other equity interests of any Equipment Financing Subsidiary to secure Debt of such Equipment Financing Subsidiary incurred in connection with a Permitted Equipment Financing; and

         (w) Liens with respect to Permitted Indebtedness on the capital stock or other equity interests of any Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary which is non-recourse to the Company or any Restricted Subsidiary.

         "PERMITTED MEDUSA TRANSACTION" shall have the meaning ascribed to such term in the credit agreement for the Senior Secured Credit Facility in effect on the date hereof.

         "PERSON" shall mean any individual, corporation, company, association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "PLAN" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Company, any Subsidiary or an ERISA Affiliate.

         "PREFERRED STOCK", as applied to the capital stock of any Person, shall mean capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital stock of any other class of such Person.

         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "REDEMPTION DATE" shall mean, with respect to any redemption of Securities, the date of redemption with respect thereto.

         "REGISTERED EXCHANGE OFFER" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

         "RELATED BUSINESS" shall mean any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date hereof.

         "RESTRICTED INVESTMENT" shall mean any Investment other than a Permitted Investment.

         "RESTRICTED PERIOD" shall mean the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Securities are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

         "RESTRICTED SECURITIES LEGEND" shall mean the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (2) of Section 2.1(c), as applicable.

         "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES" shall mean the collective reference to the Original Securities and the Exchange Securities.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES CUSTODIAN" shall mean the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

         "SENIOR INDEBTEDNESS" shall mean, whether outstanding on the date hereof or thereafter issued, created, incurred or assumed, the Senior Secured Credit Facility Debt, the Duke Credit Facility Debt, and all other Debt of the Company, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

                  (a) any Debt which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Debt are subordinate to payment of the Securities;

                  (b)      any obligation of the Company to any Subsidiary;

                  (c) any liability for federal, state, foreign, local or other taxes owed or owing by the Company;

                  (d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (e) any Debt, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Debt, guarantee or obligation of the Company, including, without limitation, any Subordinated Debt; or

                  (f)      any capital stock.

         "SENIOR SECURED CREDIT FACILITY" shall mean the Company's primary senior revolving credit facility or facilities as constituted, amended, modified or restated from time to time which allow the Company to borrow and reborrow amounts up to a borrowing base determined by the lenders thereunder, which is currently the $75,000,000 Senior Secured Credit Facility among the Company, Wachovia Bank, National Association, as Administrative Agent and the other lenders thereto.

         "SENIOR SECURED DEBT" shall mean, whether outstanding on the date hereof or thereafter issued, created, incurred or assumed, any Senior Indebtedness of the Company or any Restricted Subsidiary secured by a Lien, including, but not limited to the Senior Secured Credit Facility Debt.

         "SPECIAL ENTITY" shall mean, with regard to a Person, any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which such first Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law.

         "SUBORDINATED DEBT" shall mean any Debt of the Company expressly subordinated to the Securities, on terms including, without limitation, that payments on such Debt shall be prohibited if a Default exists or would result from such payment, and other terms and conditions substantially similar to those found in the Existing Subordinated Debt.

         "SUBSIDIARY" shall mean, with regard to a Person, (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any Special Entity of which at least a majority of the equity interests are owned directly or indirectly or controlled by such Person. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Company.

         "SUBSIDIARY GUARANTEE" shall mean, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

         "SUBSIDIARY GUARANTOR" shall mean each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date other than a Foreign Subsidiary.

         "TIA" or "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa 77bbbb), as in effect on the date of this Indenture.

         "TRUSTEE" shall mean the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "TRUST OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "UNRESTRICTED SUBSIDIARY" shall mean:

                  (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (b)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

                  (a) such Subsidiary or any of its Subsidiaries does not own any capital stock or Debt of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

                  (b) all the Debt of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

                  (c) such designation and the Investment of the Company in such Subsidiary complies with Section 3.8;

                  (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

                  (e) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                           (1) to subscribe for additional capital stock of such Person; or

                           (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (f) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt such Subsidiary shall be deemed to be incurred as of such date.

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Debt under Section 3.6(a) on a pro forma basis taking into account such designation.

         "VOLUMETRIC PRODUCTION PAYMENTS" shall mean production payment obligations recorded as defined revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "WHOLLY-OWNED SUBSIDIARY" shall mean a Restricted Subsidiary of the Company, all of the capital stock of which (other than director's qualifying shares) is owned by the Company or one or more other Wholly-Owned Subsidiaries.

         SECTION 1.2 OTHER DEFINITIONS.

                                                                                            SECTION
TERM                                                                                      DEFINED IN:
----                                                                                      -----------
"Accredited Investor Global Note"            ..........................................      2.1(a)
"Accredited Investor Note"                   ..........................................      2.1(a)
"Accredited Investors"                       ..........................................      2.1(a)
"Agent Member"                               ..........................................      2.1(d)
"Asset Disposition Offer"                    ..........................................      3.14(b)
"Asset Disposition Offer Amount"             ..........................................      3.14(b)
"Asset Disposition Offer Period"             ..........................................      3.14(b)
"Asset Disposition Purchase Date"            ..........................................      3.14(b)
"Authenticating Agent"                       ..........................................      2.2
"Change in Control Offer"                    ..........................................      3.15
"Change in Control Payment"                  ..........................................      3.15

"Change in Control Payment Date"             ..........................................      3.15
"Company Order"                              ..........................................      2.2
"Corporate Trust Office"                     ..........................................      3.24
"covenant defeasance option"                 ..........................................      8.1(b)
"Defaulted Interest"                         ..........................................      2.13
"Event of Default"                           ..........................................      6.1
"Excess Proceeds"                            ..........................................      3.14(b)
"Exchange Global Note"                       ..........................................      2.1(a)
"Global Securities"                          ..........................................      2.1(a)
"IAI"                                        ..........................................      2.1(a)
"legal defeasance option"                    ..........................................      8.1(b)
"Legal Holiday"                              ..........................................     11.8
"Note Register"                              ..........................................      2.3
"Obligations"                                ..........................................     10.1
"Pari Passu Notes"                           ..........................................      3.14(b)
"Paying Agent"                               ..........................................      2.3
"Permitted Consideration"                    ..........................................      3.14
"Private Placement Legend"                   ..........................................      2.1(c)(1)
"QIBs"                                       ..........................................      2.1
"Registrar"                                  ..........................................      2.3
"Regulation D"                               ..........................................      2.1(a)
"Regulation S"                               ..........................................      2.1(a)
"Regulation S Global Note"                   ..........................................      2.1(a)
"Regulation S Legend"                        ..........................................      2.1(c)(2)
"Regulation S Note"                          ..........................................      2.1(a)
"Resale Restriction Termination Date"        ..........................................      2.6
"Restricted Payment"                         ..........................................      3.8
"Rule 144A"                                  ..........................................      2.1(a)
"Rule 144A Global Note"                      ..........................................      2.1(a)
"Rule 144A Note"                             ..........................................      2.1(a)
"Special Interest Payment Date"              ..........................................      2.13(a)
"Special Record Date"                        ..........................................      2.13(a)
"Successor Company"                          ..........................................      4.1
"U.S. Government Obligations"                ..........................................      8.1(a)

         SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture Securityholder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                  (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (h)      the principal amount of any Preferred Stock shall be
         (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II.
                                 THE SECURITIES

         SECTION 2.1 FORM, DATING AND TERMS.

         (a) Original Securities are being offered and sold by the Company in repayment of indebtedness under the Company's 2003 Credit Facility to the lenders under the 2003 Credit Facility who are either (1) accredited investors as defined in Rule 501 of Regulation D Promulgated under the Securities Act ("REGULATION D") in reliance on Rule 506 of Regulation D ("ACCREDITED INVESTORS") and (2) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("REGULATION S")) in reliance on Regulation S. Such Original Securities may after issuance be transferred to among others, qualified institutional buyers (as defined in Rule 144A under the Securities Act ("RULE 144A")) in reliance on Rule 144A ("QIBS"), purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of Regulation D in accordance with the procedure described herein.

         Initial Securities offered and sold to qualified institutional buyers in the United States of America (the "RULE 144A NOTE") will be issued on the Issue Date in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Initial Securities offered and sold to Accredited Investors in the United States of America in reliance on Rule 506 of Regulation D who are not QIBs (the "ACCREDITED INVESTOR NOTE") will be issued on the Issue Date, and Initial Securities resold to institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIS") in the United States of America will be issued, in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the "ACCREDITED INVESTOR GLOBAL NOTE"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Initial Securities offered and sold outside the United States of America (the "REGULATION S NOTE") in reliance on Regulation S shall be issued in the form of a permanent global Security substantially in the form of Exhibit A (the "REGULATION S GLOBAL NOTE") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Exchange Securities exchanged for interests in the Rule 144A Note, the Regulation S Note and the Accredited Investor Global Note will be issued in the form of a permanent global Security substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(c) (the "EXCHANGE GLOBAL NOTE"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

         The Rule 144A Global Note, the Regulation S Global Note, the Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

         (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

         (c) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement pursuant to the Exchange and Registration Rights Agreement or a similar agreement, (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement pursuant to the Exchange and Registration Rights Agreement or a similar agreement, or (iii) two years after the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of the applicable Initial Security,

                  (1) the Rule 144A Global Note and the Accredited Investor Global Note shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON

                           WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 OF SECURITIES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
                           (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE." and

                  (2) the Regulation S Global Note shall bear the following legend (the "REGULATION S LEGEND") on the face thereof:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE

                           "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY
                           (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER,

                           SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                  (3) The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

                           "UNLESS THIS CERTIFICATE IS PRESENTED BY AN
                           AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

         (d)      Book-Entry Provisions.

                  (1) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

                  (2) Each Global Security initially shall (i) be registered in the name of DTC for such Global Security or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Section 2.1(c).

                  (3) Members of, or participants in, DTC ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

                  (4) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

                  (5) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

                  (6) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (e)      Definitive Securities.

                  (1) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive

         Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

                  (2) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(4) or (5) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

                  (3) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

         SECTION 2.2 EXECUTION AND AUTHENTICATION. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities for Exchange Securities.

         A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

         At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:
(1) Original Securities for original issue on the Issue Date in an aggregate principal amount of $200.0 million, and (2) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement or a similar agreement, and only in exchange for Initial Securities of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "COMPANY ORDER"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of notes which may be authenticated and delivered under this Indenture is limited to $200.0 million outstanding, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of the same class pursuant to Section 2.6, Section 2.9, Section 2.11, Section 5.8,
Section 9.5 and except for transactions similar to the Registered Exchange Offer. All Securities issued on the Issue Date shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

         In case the Company or any Subsidiary Guarantor, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

         SECTION 2.3 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "NOTE REGISTER"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

         SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST. By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

         SECTION 2.5 SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6 TRANSFER AND EXCHANGE. (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Accredited Investor Global Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

                  (1) a transfer of a Rule 144A Note or an Accredited Investor Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (2) a transfer of a Rule 144A Note or an Accredited Investor Global Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (3) a transfer of a Rule 144A Note or an Accredited Investor Global Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

         (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

                  (1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (2) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
         Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (3) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

         After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 2.7, Section 2.8 or any additional certification.

         (c) Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section
2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

         (e)      Obligations with Respect to Transfers and Exchanges of
Securities.

                  (1) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
         Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.14, 3.15 or 9.5).

                  (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                  (4) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (5) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

                  (6) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (f)      No Obligation of the Trustee.

                  (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.7 FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

                                                                          [Date]

Callon Petroleum Company
c/o American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: Herb Lemmer

Dear Sirs:

         This certificate is delivered to request a transfer of $_________ principal amount of the 9.75% Senior Notes due 2010 (the "SECURITIES") of Callon Petroleum Company (the "COMPANY").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

         Name: ___________________________________
         Address: ________________________________

         Taxpayer ID Number: _____________________
         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                                [Name of Transferee]

                                                By:_____________________________

                                                   _____________________________
                                                      (Authorized Signature)

      SECTION 2.8 FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.

                                                                          [Date]

Callon Petroleum company
c/o American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention:  Herb Lemmer

Re:   Callon Petroleum Company
      9.75% Senior Notes due 2010 (the "SECURITIES")

Ladies and Gentlemen:

      In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

            (a) the offer of the Securities was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,
                                            [Name of Transferor]
                                            By:________________________________
                                            ___________________________________
                                            Authorized Signature

      SECTION 2.9 MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

      Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

      Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 2.10 OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security ceases to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, Securities shall cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

      If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.11 TEMPORARY SECURITIES. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

      SECTION 2.12 CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies including delivery of a certificate of destruction executed by a Trust Officer describing such Securities. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

      SECTION 2.13 PAYMENT OF INTEREST; DEFAULTED INTEREST. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

      Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "SPECIAL INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      SECTION 2.14 COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360 day year of twelve 30 day months.

      SECTION 2.15 CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III.
                                    COVENANTS

      SECTION 3.1 REPORTING REQUIREMENTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide the Trustee and the Holders of the Securities with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act within the time periods specified therein. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 3.2 MAINTENANCE OF PROPERTIES. (a) The Company shall and shall cause each Restricted Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements would be reasonably likely to have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available. Subject to Section 3.18, the Company will, and will cause each Restricted Subsidiary to, pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination provisions), and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except to the extent failure to do so would not, individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

      (b) The Company will and will cause each Restricted Subsidiary to maintain all of its Oil and Gas Properties as a reasonably prudent operator. The Company will and will cause each Restricted Subsidiary to keep unimpaired, except for Liens described in Section 3.7, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder. The Company will cause and cause each Restricted Subsidiary to perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

      SECTION 3.3 ENVIRONMENTAL MATTERS. The Company will and will cause each Subsidiary to maintain and operate all Property of the Company and its Subsidiaries in compliance with applicable Environmental Laws in all material respects.

      SECTION 3.4 ERISA COMPLIANCE. With respect to each Plan (other than a Multiemployer Plan), the Company will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

      SECTION 3.5 RESTRICTED SUBSIDIARIES. The Company shall ensure that each Restricted Subsidiary is at all times a Consolidated Subsidiary.

      SECTION 3.6 DEBT INCURRENCE.

      (a) The Company will not, and will not permit any Restricted Subsidiary to, incur, create or assume any Debt, other than Permitted Indebtedness, if (i) the Interest Coverage Ratio after giving effect to the incurrence, creation or assumption of such Debt is less than 2.5 to 1.0, or (ii) the Debt Coverage Ratio after giving effect to the incurrence, creation or assumption of such Debt is more than 4.0 to 1.0.

      (b) The Company will not, and will not permit any Restricted Subsidiary to, incur, create or assume more than $175,000,000 in aggregate principal amount of Senior Secured Debt unless the ratio of the Company's Adjusted Consolidated Net Tangible Assets to Senior Secured Debt is equal to, or greater than, 2.5 to 1.0.

      SECTION 3.7 LIENS. Unless the Securities are secured equally and ratably, The Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien securing pari passu or Subordinated Debt on any of its Properties (now owned or hereafter acquired), except:

            (a)   Liens securing the payment of the Securities;

            (b)   Permitted Liens;

            (c) Liens securing leases allowed under clause (d) in the definition of Permitted Indebtedness, but only on the Property under lease;

            (d)   Liens existing on December 23, 2003;

            (e) Liens on cash or securities of the Company securing Debt described in clause (e) of the definition of Permitted Indebtedness; and

            (f) any Lien on any Property acquired after the date hereof existing prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Company or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

      SECTION 3.8 RESTRICTED INVESTMENTS; RESTRICTIVE AGREEMENTS

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

            (1) declare or pay any dividend or make any distribution on or in respect of its capital stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

                  (A) dividends or distributions payable in capital stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock;

                  (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common capital stock on a pro rata basis); and

                  (C) dividends on the Company's $2.125 Convertible Exchangeable Preferred Stock, Series A outstanding on December 23, 2003;

            (2) purchase, redeem, retire or otherwise acquire for value any capital stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for capital stock of the Company (other than Disqualified Stock));

            (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Debt (other than the purchase, repurchase or other acquisition of Subordinated Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

            (4)   make any Restricted Investment in any Person;

      (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) only shall be referred to herein as a "RESTRICTED PAYMENT"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (A) a Default shall have occurred and be continuing (or would result therefrom); or

                  (B) the Company is not able to incur an additional $1.00 of Debt pursuant to Section 3.6(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

                  (C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the date hereof would exceed the sum of:

                        (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first calendar quarter commencing after December 23, 2003 to the end of the most recent calendar quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); provided, however, that writedowns of oil and gas properties due to the application of the full-cost method of accounting will not be deducted in calculating Consolidated Net Income for purposes of this paragraph;

                        (ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its capital stock (other than Disqualified Stock) or other capital contributions subsequent to the date hereof (other than Net Cash Proceeds received from an issuance or sale of such capital stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                        (iii) the amount by which Debt of the Company is reduced
                  on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date hereof of any Debt of the Company convertible or exchangeable for capital stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

                        (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                              (a)   repurchases or redemptions of such
                        Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

                              (b)   the redesignation of Unrestricted
                        Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of Investment) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was
                  included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

            The provisions of the preceding paragraph will not prohibit:

                  (1) any purchase or redemption of capital stock or Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Company or Subordinated Debt with a maturity after December 31, 2010; provided, however, that (i) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale will be excluded from clause (C)(ii) of the preceding paragraph;

                  (2) any purchase or redemption of Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Debt of the Company that is refinanced in compliance with this Indenture; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Debt from Net Available Cash to the extent permitted under Section 3.14 below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (4) dividends paid within sixty (60) days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

                  (5) so long as no Default or Event of Default has occurred and is continuing,

                        (A) the purchase, redemption or other acquisition, cancellation or retirement for value of capital stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire capital stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee or director stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $2,000,000 in the aggregate during any calendar year and $10,000,000 in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

                        (B) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase capital stock of the Company, in an aggregate amount not in excess of $2,000,000 at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

                  (6) repurchases of capital stock deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and

                  (7) Restricted Payments in an amount not to exceed $10,000,000; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments pursuant to Section 3.8(a)(4)(C).

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the Property or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the board of directors of the Company acting in good faith.

            (b) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its capital stock or pay any Debt or other obligations owed to the Company or any Restricted Subsidiary;

                  (2) make any loans or advances to the Company or any Restricted Subsidiary; or

                  (3) transfer any of its Property to the Company or any Restricted Subsidiary.

      The preceding provisions will not prohibit:

                        (A) any encumbrance or restriction pursuant to this Indenture, the Senior Secured Credit Facility, the Duke Credit Facility or an agreement in effect on the date hereof;

                        (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Debt incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

                        (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Debt incurred pursuant to an agreement referred to in clause (A) or (B) of this paragraph or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this paragraph or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (A) or (B) of this paragraph on the date hereof or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

                        (D) in the case of clause (3) of this covenant, any encumbrance or restriction;

                              (i) that restricts in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                              (ii) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Debt of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the Property subject to such mortgages, pledges or other security agreements; or

                              (iii) pursuant to customary provisions regarding
                        preferential rights or rights of first refusal or restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                        (E) purchase money obligations for Property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of this covenant on the Property so acquired;

                        (F) any restriction with respect to a Restricted Subsidiary (or any of its Property) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the capital stock or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition;

                        (G) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

                        (H) any encumbrance or restriction arising out of any Permitted Lien; and

                        (I) customary provisions with respect to the distribution of assets or property in joint venture agreements.

      SECTION 3.9 SALES AND LEASEBACKS. Other than in connection with Permitted Equipment Financings, neither the Company nor any Restricted Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Company or any Restricted Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Company or any Restricted Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

      SECTION 3.10 NATURE OF BUSINESS. Neither the Company nor any Restricted Subsidiary will allow any material change to be made in the character of its business.

      SECTION 3.11 LIMITATION ON LEASES. Other than in connection with Permitted Equipment Financings, neither the Company nor any Restricted Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases, but excluding leases of Hydrocarbon Interests), under leases or lease agreements for terms in excess of, or that are non-cancelable by the Company or such Subsidiary within, twelve months which would cause all payments made by the Company and its Restricted Subsidiaries pursuant to all such leases or lease agreements to exceed (i) $2,000,000 per annum during the calendar years 2004 and 2005 or (ii) $4,000,000 per annum during calendar years 2006 through 2010.

      SECTION 3.12 ERISA COMPLIANCE. The Company will not at any time:

            (a) engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Company, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

            (b) terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Company, any Subsidiary or any ERISA Affiliate to the PBGC;

            (c) fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

            (d) permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
      Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

            (e) permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Company, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

            (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

            (g) acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

            (h) incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

            (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

            (j) amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

      SECTION 3.13 SALE OR DISCOUNT OF RECEIVABLES. Neither the Company nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable other than settlement of any past due accounts in the ordinary course of business and in accordance with prudent commercial practices.

      SECTION 3.14 SALE OF PROPERTY.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, sell, assign, convey or otherwise transfer any Property unless
(i) consideration equal to the fair market value of the Property sold is received, (ii) the sale is an arm's length transaction; (iii) all of the consideration received consists of cash, Cash Equivalents, liquid securities or Exchanged Properties ("PERMITTED CONSIDERATION"); provided, however, that the Company and its Restricted Subsidiaries may receive Property that does not constitute Permitted Consideration, so long as the aggregate fair market value of all Property received pursuant to this proviso shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets, as determined by the Company's Board of Directors.

      (b) Within 365 days following the receipt of Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition shall be applied by the Company or such Restricted Subsidiary, as the case may be:

            (1) to apply all or any of the Net Available Cash therefrom to repay indebtedness under the Senior Secured Credit Facility, or

            (2) invest all or any part of the Net Available Cash in Property that will be used in the oil and gas business of the Company or its Restricted Subsidiaries.

      Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "EXCESS PROCEEDS." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $5,000,000.00, the Company will be required to make an offer ("ASSET DISPOSITION OFFER") to all holders of Securities and to the extent required by the terms of other Senior Indebtedness, to all holders of other Senior Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Indebtedness with the proceeds from any Asset Disposition ("PARI PASSU NOTES"), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth herein or in the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained herein. If the aggregate principal amount of Securities surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Company shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

      The Asset Disposition Offer will remain open for a period of twenty (20) Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "ASSET DISPOSITION OFFER PERIOD"). No later than five (5) Business Days after the termination of the Asset Disposition Offer Period (the "ASSET DISPOSITION PURCHASE DATE"), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this covenant (the "ASSET DISPOSITION OFFER AMOUNT") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

      Any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such date, and no additional interest will be payable to holders of the Securities who tender Securities pursuant to the Asset Disposition Offer.

      On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn. the Company will deliver all certificates and notes required, if any, by this Indenture or the agreements governing the Pari Passu Notes. the Company will promptly (but in any case not later than the Asset Disposition Purchase
Date) mail or deliver to each tendering holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security and will deliver such new Security to such holder, in a principal amount equal to any unpurchased portion of the Security surrendered. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

      For the purposes of this covenant, the following will be deemed to be cash:

            (1) the assumption by the transferee of Debt (other than Subordinated Debt or Disqualified Stock) of the Company or Debt (other than Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Debt in accordance with Section 3.14(b)(1) above); and

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            (2)   securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents.

      The Company will comply, to the extent applicable, with the requirements of securities laws or regulations in connection with the repurchase of Securities pursuant to this Agreement. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of complying with such securities laws and regulations.

      SECTION 3.15 CHANGE IN CONTROL. If a Change in Control occurs, each registered holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change in Control, the Company will mail a notice (the "CHANGE IN CONTROL OFFER") to each registered Holder, with a copy to the Trustee, stating: (i) that a Change in Control has occurred and that such Holder has the right to require the Company pursuant to this Section 3.15 to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "CHANGE IN CONTROL PAYMENT"); (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "CHANGE IN CONTROL PAYMENT DATE"); and (iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

      On the Change in Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered under the Change in Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change in Control Payment in respect of all the Securities or portions of Securities so tendered; and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company. The Paying Agent will promptly mail to each Holder of the Securities so tendered the Change in Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

      If the Change in Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date,

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

and no additional interest will be payable to holders who tender pursuant to the Change in Control Offer.

      The Company will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change in Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change in Control Offer.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 3.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of its compliance with applicable law.

      SECTION 3.16 ENVIRONMENTAL MATTERS. Neither the Company nor any Restricted Subsidiary will cause or, to the extent within its control, permit any of its Property to be in violation of, or do anything or, to the extent within its control, permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable governmental authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

      SECTION 3.17 TRANSACTIONS WITH AFFILIATES. Neither the Company nor any Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Indenture, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that notwithstanding the provisions of this Section 3.16, the Company may engage in the Permitted Medusa Transaction.

      SECTION 3.18 SUBORDINATED DEBT. If a Default exists or would result therefrom, the Company shall not make any payment in respect of any Subordinated Debt or the Existing Subordinated Debt. the Company will not amend, supplement or otherwise modify any instruments evidencing, or agreements relating to or executed in connection with, any Existing Subordinated Debt, in any manner which would have the effect of (i) accelerating the timing or amount of any scheduled payments of principal or interest thereon, (ii) increasing the rate of interest payable thereon or (iii) resulting in a Material Adverse Effect.

      SECTION 3.19 ISSUANCE AND SALE OF CAPITAL STOCK. The Company (a) shall not permit any Restricted Subsidiary to issue any capital stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) shall not permit any Person (other than the Company or a wholly-owned Restricted Subsidiary of the Company) to own any capital stock of any Restricted Subsidiary, except, in each case, for (1) directors' qualifying shares, (2) capital stock

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of a Restricted Subsidiary organized in a foreign jurisdiction required to be issued to, or owned by, the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, (3) a sale of all or substantially all the capital stock of a Restricted Subsidiary effected in connection with a Property sale in accordance with Section 3.14, and
(4) the capital stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary; provided, however, that any capital stock retained by the Company or a Restricted Subsidiary shall be treated as an Investment for purposes of Section 3.8, if the amount of such capital stock represents less than a majority of the voting stock of such Restricted Subsidiary.

      SECTION 3.20 MODIFICATION OF AGREEMENTS. the Company shall not, and shall not permit any Subsidiary to, amend, modify or change any provision of its articles, certificate of incorporation, bylaws, partnership agreement, certificate of formation or operating agreement, as applicable, or the terms of any class or series of its capital stock, other than in a manner that would not be reasonably likely to have a Material Adverse Effect or to adversely affect the right or ability of the Company to receive dividend payments or other distributions from its Subsidiaries, or amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any Material Agreement, except to the extent that such amendments, modifications, cancellations or terminations would not be reasonably likely to have a Material Adverse Effect.

      SECTION 3.21 GUARANTEES. the Company shall not, and shall not permit any Restricted Subsidiary to, guarantee, directly or indirectly, any Debt of any Unrestricted Subsidiary. After the Issue Date, the Company will cause each Restricted Subsidiary, other than a Foreign Subsidiary, created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis.

      SECTION 3.22 LIMITATION ON ADDITIONAL DEBT. The Company shall not incur any Debt other than (i) Permitted Indebtedness or (ii) Debt incurred under the Senior Secured Credit Facility. For purposes of this Section 3.22, Debt shall only include the obligations listed in clauses (a) through (e), (g), and (i) through (k) of the definition of Debt in Section 1.1.

      SECTION 3.23 PERMITTED MEDUSA TRANSACTIONS. Notwithstanding anything in this Indenture to the contrary, so long as no Default or Event of Default has occurred and is continuing at the time the Company or any of its Subsidiaries enters into any Permitted Medusa Transaction, the entering into and carrying out of such Permitted Medusa Transaction shall be allowed hereunder and shall not in itself constitute a breach of, non-compliance with, or Default or Event of Default under this Indenture.

      SECTION 3.24 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or

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

exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The principal corporate trust office of the Trustee, or if the Trustee's principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the "CORPORATE TRUST OFFICE"), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

      SECTION 3.25 PAYMENT OF SECURITIES. The Company shall pay the principal of (and premium, if any) and interest on the Securities in the manner provided in the Securities. An installment of principal of (and premium, if any) or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money in Dollars designated for and sufficient to pay the installment.

      SECTION 3.26 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                                   ARTICLE IV.
                                SUCCESSOR COMPANY

      SECTION 4.1 CONSOLIDATION AND MERGER. The Company shall not merge into or consolidate with or sell all or substantially all of its Property to any Person or group of affiliated Persons unless (a) either (1) the Company survives, or
(2) the survivor ("SUCCESSOR COMPANY") is an entity organized under United States law or any state thereof or the District of Columbia and assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; (b) no Default or Event of Default shall have occurred and be continuing; (c) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, the consolidated net worth of the Company (or the surviving entity) does not decrease; (d)

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

immediately after giving effect to the transaction the Successor Company could incur $1.00 of additional Debt (excluding Permitted Indebtedness) under Section 3.6(a); and (e) if any of the Company's assets become subject to any Lien, the imposition of such Lien shall have been in compliance with Section 3.7. Notwithstanding the preceding clause (d), (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits and (3) any Wholly-Owned Subsidiary can consolidate with or merge into any other Wholly-Owned Subsidiary, except Restricted Subsidiaries cannot merge with Unrestricted Subsidiaries.

      The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

                                   ARTICLE V.
                            REDEMPTION OF SECURITIES

      SECTION 5.1 OPTIONAL REDEMPTION. The Company may redeem all or, from time to time, a part, of the Securities subject to the conditions and at the redemption prices specified in the form of Securities set forth in Exhibits A and B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

      SECTION 5.2 APPLICABILITY OF ARTICLE. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

      SECTION 5.3 ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.

      SECTION 5.4 SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED. In the case of any partial redemption, the Trustee will select the Securities for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Security of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to that Security will state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security.

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

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      SECTION 5.5 NOTICE OF REDEMPTION. Notice of redemption shall be given in the manner provided for in Section 11.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

      All notices of redemption shall state:

            (a)   the Redemption Date,

            (b) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

            (c) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

            (d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

            (e) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

            (f) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

            (g)   the name and address of the Paying Agent,

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

            (h) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

            (i) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

            (j) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

      SECTION 5.6 DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

      SECTION 5.7 SECURITIES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

      SECTION 5.8 SECURITIES REDEEMED IN PART. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.24 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI.
                          EVENTS, DEFAULT AND REMEDIES

      SECTION 6.1 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

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            (a)   the Company shall default in the payment or prepayment when due of any principal of or interest on any Security and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of thirty
      (30) days; or

            (b) the Company or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt (other than Debt owed to the Company or any Restricted Subsidiary) aggregating $10,000,000 or more ($15,000,000 in the case of non-recourse
      Debt), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or administrative agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

            (c) (i) the Company shall default in the performance of any of its obligations under Article IV of this Indenture; (ii) the Company shall default in the performance of any of its obligations under Article III (other than the payment of amounts due which shall be governed by Section 6.1(a) or defaults under Article IV which shall be governed by Section 6.1(c)(i)) and such default shall continue unremedied for a period of thirty (30) days after notice thereof specified below or (iii) the Company shall default in the performance of any of its other obligations under this Indenture and such default shall continue unremedied for a period of sixty (60) days after notice thereof as provided below; or

            (d) the Company or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (e) the Company or any Restricted Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or
      (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (f) a proceeding or case shall be commenced, without the application or consent of the Company or any Restricted Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (iv) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code;

            (g) a judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing) shall be rendered by a court against the Company or any Restricted Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Company or such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (h) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in clauses (d), (e), (f) or (g), and such event or condition has a Material Adverse Effect.

      The Company shall, promptly after the occurrence of any Default or Event of Default under this Section 6.1, deliver to the Trustee written notice thereof in the form of an Officers' Certificate, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

      Notwithstanding the foregoing, a Default under clause (c) of this Section
6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (c) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

      SECTION 6.2 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or (f)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration because an Event of Default set forth in
Section 6.1(b) above has occurred and is continuing, the declaration of acceleration shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(b) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Default

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or Event of Default or impair any right consequent thereto. If an Event of
Default described in Section 6.1(e) or (f) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

      SECTION 6.3 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      SECTION 6.4 WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and
(2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

      SECTION 6.5 CONTROL BY MAJORITY. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. This Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

      SECTION 6.6 LIMITATION ON SUITS. Subject to the provisions of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be

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under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless:

            (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

            (2) Holders of at least 25% in outstanding principal amount of the Securities have requested the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

      SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.8 COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

      SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any receiver, trustee, assignee, liquidator, custodian or similar official under the Federal Bankruptcy Code in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to

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pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

      SECTION 6.10 PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

      FIRST: to the Trustee for amounts due under Section 7.7;

      SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

      THIRD: to the Company.

      The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

      SECTION 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII.
                                     TRUSTEE

      SECTION 7.1 DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

      (b)   Except during the continuance of an Event of Default:

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            (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

      (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

      (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

      (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

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      (j)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

      SECTION 7.2 RIGHTS OF TRUSTEE. Subject to Section 7.1,

            (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.4 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

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      SECTION 7.5 NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

      SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall, if required by the TIA, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

      SECTION 7.7 COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

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      To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Debt of the Company.

      The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f) with respect to the Company, the expenses are intended to constitute expenses of administration under the Federal Bankruptcy Code.

      SECTION 7.8 REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (a)   the Trustee fails to comply with Section 7.10;

            (b)   the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d)   the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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      Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

      SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

      SECTION 7.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $10 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

      SECTION 7.12 TRUSTEE'S APPLICATION FOR INSTRUCTION FROM THE COMPANY. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE VIII.
                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 8.1 DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

      (a) Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or

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(y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. GOVERNMENT OBLIGATIONS"), or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

      (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("LEGAL DEFEASANCE OPTION"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16,
3.17, 3.18, 3.19, 3.20, 3.21, 3.22 and 4.1 and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(c) and the operation of Sections 6.1(b) and 6.1(h), and only with respect to a Subsidiary, Sections 6.1(d), 6.1(e) and 6.1(f) and the events specified in such Sections shall no longer constitute an Event of Default (clauses (ii) being referred to as the "COVENANT DEFEASANCE OPTION"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its covenant defeasance option, the Company may elect to have any Subsidiary Guarantees in effect at such time terminate.

      If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default, and the Subsidiary Guarantees in effect at such

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time shall terminate. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(c) (as such Section relates to 3.1 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19,
3.20, 3.21, 3.22 and 4.1), 6.1(b), 6.1(h), or 6.1(d), (e) or (f) (but only with respect to a Subsidiary, or because of the failure of the Company to comply with
Section 4.1.

      Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

      (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11,
3.24, 3.25, 6.7, 7.7, 7.8 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

      SECTION 8.2 CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (a) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in Dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

            (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

            (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

            (d) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (e) the deposit does not constitute a default under any other agreement binding on the Company;

            (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the

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      Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

            (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

      SECTION 8.3 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

      SECTION 8.4 REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

      Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

      SECTION 8.5 INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

      SECTION 8.6 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the

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

rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX.
                                   AMENDMENTS

      SECTION 9.1 WITHOUT CONSENT OF HOLDERS. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (a)   to cure any ambiguity, omission, defect or inconsistency;

            (b) to comply with Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (d) add Subsidiary Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its sale or disposition or designation as an Unrestricted Subsidiary; provided, however, that the designation or sale or disposition is in accord with the applicable provisions of the Indenture;

            (e)   secure the Securities;

            (f) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

            (g) make any change that does not adversely affect the rights of any Holder; or

            (h) Comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

      After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

      SECTION 9.2 WITH CONSENT OF HOLDERS. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least seventy-five percent (75%) in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment may not:

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

            (a) reduce the amount of Securities whose Holders must consent to an amendment;

            (b) reduce the stated rate of or extend the stated time for payment of interest on any Security;

            (c) reduce the principal of or extend the maturity of any Security;

            (d) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased as described above under Section 3.14, Section
      3.15 (including an amendment to the definition of "CHANGE IN CONTROL") or
      Article V or any similar provision, whether through an amendment to or waiver of Section 3.14, Section 3.15 or Article V, a definition or otherwise;

            (e) make any Security payable in money other than that stated in the Security;

            (f) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

            (g) make any change to the amendment provisions which require each Holder's consent or to the waiver provisions.

      It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

      SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

      SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become

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

effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

      SECTION 9.5 NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

      SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1, 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE X.
                              SUBSIDIARY GUARANTEE

      SECTION 10.1 SUBSIDIARY GUARANTEE. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

      Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

      Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

      The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

      Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

      In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

      Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

      Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

      SECTION 10.2 LIMITATION ON LIABILITY; TERMINATION, RELEASE AND DISCHARGE. The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

      Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to Article III and Article IV, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Company, such merger, consolidation or sale shall not be permitted unless (i) the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Securities, this Indenture and the Subsidiary Guarantee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not the Company or a Restricted Subsidiary of the Company, which sale or disposition is otherwise in compliance with this Indenture (including Sections 3.14 and 3.19), such Subsidiary Guarantor will be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Secured Credit Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company or its Restricted Subsidiaries will also terminate upon such release, sale or transfer.

      A Subsidiary Guarantor will be deemed released and relieved of its obligations under this Indenture and its Subsidiary Guarantee without any further action required on the part of the Company or such Subsidiary Guarantor upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

      SECTION 10.3 RIGHT OF CONTRIBUTION. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 3.8(c). The provisions of this
Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

      SECTION 10.4 NO SUBROGATION. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

                                   ARTICLE XI.
                                  MISCELLANEOUS

      SECTION 11.1 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

      SECTION 11.2 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Company:

            Callon Petroleum Company
            200 North Canal Street
            Natchez, MS 39121
            Attention:  John S. Weatherly

            With a copy to:

            Haynes and Boone LLP

            1000 Louisiana, Suite 4300
            Houston, Texas 77002
            Attention:  George G. Young

            if to the Trustee:

            American Stock Transfer & Trust Company
            59 Maiden Lane
            New York, NY 10038
            Attention:  Herb Lemmer

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

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

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

      In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

      SECTION 11.6 WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

      SECTION 11.7 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

      SECTION 11.8 LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

      SECTION 11.9 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 11.10 NO RECOURSE AGAINST OTHERS. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

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

      SECTION 11.11 SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 11.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      SECTION 11.13 VARIABLE PROVISIONS. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

      SECTION 11.14 QUALIFICATION OF INDENTURE. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Exchange and Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

      SECTION 11.15 TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    ISSUER:

                                    CALLON PETROLEUM COMPANY

                                    By:   /s/ Fred L. Callon
                                       -----------------------------------------
                                    Name:  Fred L. Callon
                                    Title: President and Chief Executive Officer

                                    TRUSTEE:

                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY, as Trustee

                                    By:      /s/ Herb Lemmer
                                       -----------------------------------------
                                    Name:  Herbert J. Lemmer
                                    Title: Vice President

                                    SUBSIDIARY GUARANTORS:

                                    CALLON PETROLEUM OPERATING COMPANY

                                    By:      /s/ Fred L. Callon
                                       -----------------------------------------
                                    Name:  Fred L. Callon
                                    Title: President and Chief Executive Officer

                                    CALLON OFFSHORE PRODUCTION, INC.

                                    By:      /s/ Robert A. Mayfield
                                       -----------------------------------------
                                    Name:  Robert A. Mayfield
                                    Title: Corporate Secretary

                                    MISSISSIPPI MARKETING, INC.

                                    By:      /s/ Robert A. Mayfield
                                       -----------------------------------------
                                    Name:  Robert A. Mayfield
                                    Title: Corporate Secretary

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No. [___]                                  Principal Amount $[_____________], as
                                        revised by the Schedule of Increases and
                                    Decreases in Global Security attached hereto

                                                  CUSIP NO. ____________
                                                    ISIN: ____________

                           9.75% Senior Notes due 2010

      Callon Petroleum Corporation, a Delaware corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on December 8, 2010 ("FINAL MATURITY DATE").

      Interest Payment Dates:  March 31, June 30, September 30, and December 31
      Record Dates:            March 15, June 15, September 15, and December 15

      Additional provisions of this Security are set forth on the other side of this Security.

                                      CALLON PETROLEUM COMPANY

                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
AMERICAN STOCK TRANSFER & TRUST COMPANY
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:______________________________________
Authorized Signatory                                        Date: ________, 2004

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                           9.75% Senior Notes due 2010

1.    Interest

      Callon Petroleum Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Notwithstanding the foregoing, the Company promises to pay interest on the principal amount outstanding at the rate per annum of 11.75% for the period commencing 10 days after the occurrence of an Event of Default or Default under Section 6.1(c) of the Indenture until the same is paid in full or all Events of Default or Defaults under Section 6.1(c) of the Indenture are cured or waived.

      The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year commencing June 30, 2004 and on the Final Maturity Date. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from March 15, 2004. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Upon the occurrence of a Registration Default (as defined in the Exchange and Registration Rights Agreement), the interest rate on Transfer Restricted Securities shall increase ("SPECIAL INTEREST"), by 0.25% until all Registration Defaults have been cured. Following the cure of a Registration Default, the accrual of Special Interest with respect to such Registration default shall cease and upon the cure of all Registration Defaults the interest rate shall revert to the original rate. Any Special Interest due on any Security shall be payable on the appropriate Interest Payment Date to the Holder entitled to receive the interest payment to be made on such date. Each obligation to pay Special Interest shall be deemed to accrue from and including the date of the first applicable Registration Default to but excluding the date on which all Registration Defaults have been cured.

2.    Method of Payment

      By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on March 15, June 15, September 15 and December 31 next preceding the interest payment date (and on November 23, 2010 for the final interest payment) even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

      Initially, American Stock Transfer & Trust Company (the "TRUSTEE"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

      The Company issued the Securities under an Indenture dated as of March 15, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "INDENTURE"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "ACT"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

      The Securities are general unsecured senior obligations of the Company limited to $200.0 million aggregate principal amount (subject to Section 2.9 of the Indenture). This Security is one of the Original Securities (also referred to as Initial Securities) referred to in the Indenture. The Initial Securities and the Exchange Securities will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things: the incurrence of Debt by the Company and its Restricted Subsidiaries, the purchase or redemption of capital stock of the Company, certain purchases or redemptions of Subordinated Debt, the incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and capital stock of Restricted Subsidiaries, the issuance or sale of capital stock of Restricted Subsidiaries, the business activities and investments of the Company and its Restricted Subsidiaries, mergers and consolidation, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

      To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future Subsidiary Guarantors, together with the Subsidiary Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.    Redemption

      Except as set forth below, the Securities will not be redeemable at the option of the Company prior to December 8, 2007. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

      If redeemed during the 12 month period commencing on December 8 of the years set forth below:

                                               Redemption
Period                                            Price
------                                            -----
2007 .......................................     105.0%
2008 .......................................     103.0%
2009 .......................................     101.0%

      In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.    Repurchase Provisions

      (a) Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

      (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.14(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in Section 3.14 of the Indenture.

7.    Denominations; Transfer; Exchange

      The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.    Persons Deemed Owners

      The registered Holder of this Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.   Defeasance

      Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.   Amendment, Waiver

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least seventy-five percent (75%) in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect to a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants of the Company and the Subsidiary Guarantors, or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.   Defaults and Remedies

      Under the Indenture, Events of Default include (a) the Company shall default in the payment or prepayment when due of any principal of or interest on any Security and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of thirty (30) days; (b) the Company or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt (other than Debt owed to the Company or any Restricted Subsidiary) aggregating $10,000,000 or more ($15,000,000 in the case of non-recourse Debt), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or administrative agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; (c) (i) the Company shall default in the performance of any of its obligations under Article IV of the Indenture; (ii) the Company shall default in the performance of any of its obligations under Article III of the Indenture (other than the payment of amounts due which shall be governed by part
(a) of this paragraph or defaults under Article IV which shall be governed by part (c)(i) of this paragraph and such default shall continue unremedied for a period of thirty (30) days after notice thereof specified below or (iii) the Company shall default in the performance of any of its other obligations under this Indenture and such default shall continue unremedied for a period of sixty
(60) days after notice thereof as provided below; (d) the Company or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; (e) the Company or any Restricted Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; (f) a proceeding or case shall be commenced, without the application or consent of the Company or any Restricted Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (iv) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code; (g) a judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing) shall be rendered by a court against the Company or any Restricted Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Company or such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; (h) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in clauses (d), (e), (f) or (g), and such event or condition has a Material Adverse Effect.

      Notwithstanding the foregoing, a Default under clause (c) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (c) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.   Trustee Dealings with the Company

      Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.   No Recourse Against Others

      An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company, or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.   Authentication

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.   Abbreviations

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.   CUSIP Numbers

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.   Governing Law

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            Callon Petroleum Company
            200 North Canal Street
            Natchez, MS 39121
            Attention: John S. Weatherly

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

                  ______________________________________________________________
                       (Print or type assignee's name, address and zip code)

                  ______________________________________________________________
                       (Insert assignee's soc. sec. or tax I.D. No.)

                  and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________
Date:________________                    Your signature:________________________

Signature Guarantee:____________________________________________________________
                                     (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1 [ ]      acquired for the undersigned's own account, without transfer; or

2 [ ]      transferred to the Company; or

3 [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"); or

4 [ ] transferred pursuant to an effective registration statement under the Securities Act; or

5 [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6 [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

7 [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                   _____________________________
                                                   Signature

Signature Guarantee:

_________________________________________          _____________________________
(Signature must be guaranteed)                     Signature

_______________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

______________________
Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
      The following increases or decreases in this Global Security have been made:

             Amount of decrease in       Amount of increase in          Principal Amount of this         Signature of authorized
Date of     Principal Amount of this    Principal Amount of this     Global Security following such      signatory of Trustee or
Exchange       Global Security             Global Security               decrease or increase              Securities Custodian
--------     ----------------------      ----------------------      -----------------------------       -----------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to Section 3.14 or 3.15 of the Indenture, check either box:

                                [ ]      [ ]
                                3.14     3.15

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.14 or 3.15 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _________________    Your Signature_______________________________________
                                           (Sign exactly as your name appears on
                                               the other side of the Security)
Signature Guarantee: ___________________________________________________________
                                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                       [Depository Legend, if applicable]

No. [___]

                                           Principal Amount $[_____________], as
                                        revised by the Schedule of Increases and
                                    Decreases in Global Security attached hereto

                                                          CUSIP NO. ____________
                                                              ISIN: ____________

                           9.75% Senior Notes due 2010

      Callon Petroleum Company, a Delaware corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on December 8, 2010 ("FINAL MATURITY DATE").

            Interest Payment Dates: March 31, June 30, September 30, December 31
            Record Dates:           March 15, June 15 September 15, December 15

      Additional provisions of this Security are set forth on the other side of this Security.

                                            CALLON PETROLEUM COMPANY

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
AMERICAN STOCK TRANSFER & TRUST COMPANY
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:______________________________________
     Authorized Signatory                                     Date: ______, 2004

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                           9.75% Senior Notes due 2010

1.    Interest

      Callon Petroleum Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Notwithstanding the foregoing, the Company promises to pay interest on the principal amount outstanding at the rate per annum of 11.75% for the period commencing 10 days after the occurrence of an Event of Default or Default under Section 6.1(c) of the Indenture until the same is paid in full or all Events of Default or Defaults under Section 6.1(c) of the Indenture are cured or waived.

      The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year commencing June 30, 2004 and on the Final Maturity Date. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from March 15, 2004. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment

      By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on March 15, June 15, September 15 and December 31 next preceding the interest payment date (and on November 23, 2010 for the final interest payment) even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

      Initially, American Stock Transfer & Trust Company (the "TRUSTEE"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

      The Company issued the Securities under an Indenture dated as of March 15, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "INDENTURE"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "ACT"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

      The Securities are general unsecured senior subordinated obligations of the Company limited to $200.0 million aggregate principal amount (subject to Section 2.9 of the Indenture). The Initial Securities and the Exchange Securities will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things: the Incurrence of Debt by the Company and its Restricted Subsidiaries, the purchase or redemption of capital stock of the Company, certain purchases or redemptions of Subordinated Debt, the incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and capital stock of Restricted Subsidiaries, the issuance or sale of capital stock of Restricted Subsidiaries, the business activities and investments of the Company and its Restricted Subsidiaries, mergers and consolidation, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

      To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future Subsidiary Guarantors, together with the Subsidiary Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.    Redemption

      Except as set forth below, the Securities will not be redeemable at the option of the Company prior to December 8, 2007. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

      If redeemed during the 12 month period commencing on December 8 of the years set forth below:

                                                Redemption
Period                                             Price
------                                             -----
2007 .......................................      105.0%
2008 .......................................      103.0%
2009 .......................................      101.0%

      In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.    Repurchase Provisions

      Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

      In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.14(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in Section 3.14 of the Indenture.

7.    Denominations; Transfer; Exchange

      The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange

(i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.    Persons Deemed Owners

      The registered Holder of this Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.   Defeasance

      Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.   Amendment, Waiver

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least seventy-five percent (75%) in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants of the Company and the Subsidiary Guarantors, or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.   Defaults and Remedies

      Under the Indenture, Events of Default include (a) the Company shall default in the payment or prepayment when due of any principal of or interest on any Security and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of thirty (30) days; (b) the Company or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt (other than Debt owed to the Company or any Restricted Subsidiary) aggregating $10,000,000 or more ($15,000,000 in the case of non-recourse Debt), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or administrative agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; (c) (i) the Company shall default in the performance of any of its obligations under Article IV of the Indenture; (ii) the Company shall default in the performance of any of its obligations under Article III of the Indenture (other than the payment of amounts due which shall be governed by part (a) of this paragraph or defaults under Article IV which shall be governed by part (c)(i) of this paragraph and such default shall continue unremedied for a period of thirty (30) days after notice thereof specified below or (iii) the Company shall default in the performance of any of its other obligations under this Indenture and such default shall continue unremedied for a period of sixty (60) days after notice thereof as provided below; (d) the Company or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; (e) the Company or any Restricted Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; (f) a proceeding or case shall be commenced, without the application or consent of the Company or any Restricted Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (iv) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code; (g) a judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing) shall be rendered by a court against the Company or any Restricted Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty
(60) days from the date of entry thereof and the Company or such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; (h) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in clauses (d), (e), (f) or (g), and such event or condition has a Material Adverse Effect.

      Notwithstanding the foregoing, a Default under clause (c) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (c) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.   Trustee Dealings with the Company

      Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.   No Recourse Against Others

      An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company, or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.   Authentication

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.   Abbreviations

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.   CUSIP Numbers

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.   Governing Law

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

           Callon Petroleum Company
           200 North Canal Street
           Natchez, MS 39121
           Attention: John S. Weatherly

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

           ____________________________________________________________
           (Print or type assignee's name, address and zip code)

           ____________________________________________________________
           (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ______________________            Your signature:_________________________
Signature Guarantee:____________________________________________________________
                                     (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

             Amount of decrease in       Amount of increase in          Principal Amount of this         Signature of authorized
Date of     Principal Amount of this    Principal Amount of this     Global Security following such      signatory of Trustee or
Exchange       Global Security             Global Security               decrease or increase              Securities Custodian
--------     ----------------------      ----------------------      -----------------------------       -----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to Section 3.14 or 3.15 of the Indenture, check either box:

                                  [ ]      [ ]
                                  3.14     3.15

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.14 or 3.15 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _________________    Your Signature_______________________________________
                                           (Sign exactly as your name appears
                                           on the other side of the Security)

Signature Guarantee: ___________________________________________________________
                                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C

                          FORM OF SUBSIDIARY GUARANTEE

      This Supplemental Indenture, dated as of [__________] (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among [name of future Subsidiary Guarantor] (the "GUARANTOR"), Callon Petroleum Company (together with its successors and assigns, the "COMPANY"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and American Stock Transfer & Trust Company, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 15, 2004 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $200 million of 9.75% Senior Securities due 2010 of the Company (the "SECURITIES");

      WHEREAS, Section 3.21 of the Indenture provides that the Company is required to cause (i) each Restricted Subsidiary other than a Foreign Subsidiary created or acquired by the Company or one or more of its Restricted Subsidiaries and (ii) each Restricted Subsidiary, at any time such Restricted Subsidiary ceases to be a Foreign Subsidiary, to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis; and

      WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 DEFINED TERMS. As used in this Subsidiary Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II
                        AGREEMENT TO BE BOUND; GUARANTEE

      SECTION 2.1 AGREEMENT TO BE BOUND. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

      SECTION 2.2 GUARANTEE. The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture on a senior basis.

                                   ARTICLE III
                                  MISCELLANEOUS

      SECTION 3.1 NOTICES. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

      SECTION 3.2 PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

      SECTION 3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 3.4 SEVERABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

      SECTION 3.5 RATIFICATION OF INDENTURE. Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

      SECTION 3.6 COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

      SECTION 3.7 HEADINGS. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                         [NEW SUBSIDIARY GUARANTOR],
                                         as a Subsidiary Guarantor

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         AMERICAN STOCK TRANSFER & TRUST
                                         COMPANY, as Trustee

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         CALLON PETROLEUM COMPANY

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         SUBSIDIARY GUARANTORS:

                                         CALLON PETROLEUM OPERATING COMPANY

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         CALLON OFFSHORE PRODUCTION, INC.

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         MISSISSIPPI MARKETING, INC.

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________